Exhibit 99.1

Nutanix Reports Third Quarter Fiscal 2018 Financial Results

-- Delivers Software and Support Billings Growth of 67% YoY, Grows Software and Support Revenue 55% YoY

-- Expands Gross Margins While Executing on Transition to Software-Defined Business

SAN JOSE, Calif.--(BUSINESS WIRE)--May 24, 2018--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for its third quarter of fiscal 2018, ended April 30, 2018.

Third Quarter Fiscal 2018 Financial Highlights

  Revenue: $289.4 million, growing 41% year-over-year from $205.7 million in the third quarter of fiscal 2017, reflecting the elimination of approximately $52 million in pass-through hardware revenue in the quarter as the company executes its shift toward increasing software revenue*
  Billings: $351.2 million, growing 50% year-over-year from $234.1 million in the third quarter of fiscal 2017
  Gross Profit: GAAP gross profit of $193.8 million, up 58% year-over-year from $122.5 million in the third quarter of fiscal 2017; Non-GAAP gross profit of $197.8 million, up 57% year-over-year from $125.9 million in the third quarter of fiscal 2017
  Gross Margin: GAAP gross margin of 67.0%, up from 59.5% in the third quarter of fiscal 2017; Non-GAAP gross margin of 68.4%, up from 61.2% in the third quarter of fiscal 2017
  Net Loss: GAAP net loss of $85.7 million, compared to a GAAP net loss of $96.8 million in the third quarter of fiscal 2017; Non-GAAP net loss of $34.6 million, compared to a non-GAAP net loss of $45.7 million in the third quarter of fiscal 2017
  Net Loss Per Share: GAAP net loss per share of $0.51, compared to a GAAP net loss per share of $0.67 in the third quarter of fiscal 2017; Non-GAAP net loss per share of $0.21, compared to a non-GAAP net loss per share of $0.32 in the third quarter of fiscal 2017
  Cash and Short-term Investments: $923.5 million, up 164% from the third quarter of fiscal 2017
  Deferred Revenue: $539.9 million, up 62% from the third quarter of fiscal 2017
  Operating Cash Flow: $13.3 million, compared to $(16.0) million in the third quarter of fiscal 2017
  Free Cash Flow: $(0.8) million, compared to $(29.2) million in the third quarter of fiscal 2017

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“Investment in our innovation engine is delivering strong results. At .NEXT, we introduced major new products that extend our unique consumer-grade value into security, networking, database operations, and multi-cloud markets,” said Dheeraj Pandey, Chairman, Founder and CEO of Nutanix. “Our continued industry-leading Net Promoter Score proves that a relentless focus on our customers drives our continued success.”

“Demand for our solutions remains strong as we saw 67 percent growth in software and support billings and 55 percent growth in software and support revenue. We had strong success in our hiring in the quarter that positions us to deliver on our future growth plans, as we outlined at our March Investor Day,” said Duston Williams, CFO of Nutanix. “The continued growth in our software and support billings and gross margin expansion in the quarter demonstrates we are successfully executing on our transition to a software-defined business model.”

Recent Company Highlights

  Acquired Netsil, Inc.: Completed the acquisition of Netsil, Inc., a provider of application discovery and operations management that enables state-of-the-art observability in modern distributed cloud environments.
  Executed on Transition to Software-Defined Business Model: Grew software and support billings by 67 percent year-over-year, including three software and support deals worth more than $5 million each. Pass-through hardware billings decreased to 17 percent of total billings in the quarter, down from 25 percent in the year-ago quarter.
  Improved AHV Penetration: Grew adoption of AHV, the company’s built-in hypervisor, to 33%, based on a four-quarter rolling average of nodes using AHV as a percentage of NX nodes sold.
  Expanded Customer Base: Nutanix ended the third quarter of fiscal 2018 with 9,690 end-customers, adding 820 new end-customers during the quarter and growing deals greater than $1 million by 28 percent year-over-year.
  Announced Three New Innovative Products for Multi-Cloud Environments:
    Nutanix Flow, which completes its core infrastructure services offering and provides customers with a software-defined networking solution for the multi-cloud era. Nutanix Flow solves customers’ security concerns through a unique application-centric focus combined with native virtual machine (VM) microsegmentation that protects against internal and external threats.
    Nutanix Era, which expands on the company’s platform services offering. Beginning with Copy Data Management (CDM), Nutanix Era empowers database administrators to clone, restore, and refresh their databases to any point in time leveraging a virtual time-machine. Copy Data Management, along with other planned offerings from Nutanix Era, enables companies to address the complexity and cost of data sprawl with a sophisticated service that makes complex database operations simple.
    Nutanix Beam, which introduces the company’s first software-as-a-service offering to the market. Nutanix Beam enables IT managers to visualize, predict and manage cost, security, and regulations across multiple clouds. This offering helps application owners with the unexpectedly high costs of their cloud services and the lack of visibility and control of their service consumption.

  Increased Participation in 4th Annual .NEXT Conference: Nearly 5,000 attendees with 35+ customer speakers, 40+ partner sponsors, and keynote addresses from visionaries including Anthony Bourdain and renowned TED talk speaker Dr. Brené Brown; partners including Jason Lochhead, CTO, Infrastructure, Cyxtera; customers including Vijay Luthra, SVP, Global Head Of Technology Infrastructure Services, Northern Trust – Chicago; and strategic alliances including Brian Stevens, Chief Technology Officer of Google Cloud. Additionally, the company hosted 20,000+ attendees at .NEXT events around the world over the past year.

  Hired New MD of Operations in India: Hired Sankalp Saxena as Senior Vice President and Managing Director of Operations of its India subsidiary to lead its India operations and execute on the company’s growth strategy, including product innovation, talent acquisition, and brand building.
  Named as a Top Public Cloud Company to Work For: Glassdoor and Battery Ventures ranked Nutanix one of the top 10 public cloud computing companies to work for in a recent report.

Q4 Fiscal 2018 Financial Outlook

For the fourth quarter of fiscal 2018, Nutanix expects:

  Revenues between $295 and $300 million; assuming the elimination of approximately $95 million in pass-through hardware revenue* and an increased billings-to-revenue ratio of 1.25;
  Non-GAAP gross margin between 73% and 74%;
  Non-GAAP operating expenses between $250 and $260 million;
  Non-GAAP net loss per share between $0.20 and $0.22, using 171 million weighted shares outstanding.

*The elimination of hardware revenue is based on the estimated cost of hardware in transactions where our customers purchase such hardware directly from our contract manufacturers.

Supplementary materials to this earnings release, including the company’s third quarter fiscal 2018 investor presentation, can be found at http://ir.nutanix.com/company/financial/.

All forward-looking non-GAAP financial measures contained in this section titled "Q4 Fiscal 2018 Financial Outlook" exclude stock-based compensation expense and amortization of intangible assets and may also exclude, as applicable, other special items. The company has not reconciled guidance for non-GAAP gross margin and non-GAAP loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s non-GAAP gross margin and non-GAAP loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s fiscal third quarter financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 3890209. This call will be webcast live and available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week following the conference call at 1-800-585-8367 or 1-416-621-4642, conference ID 3890209.

New Accounting Standard

The Company adopted ASC 606, the new standard related to revenue recognition effective August 1, 2017. Prior period information has been adjusted to reflect the adoption of this new standard.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, free cash flow, software and support revenue, and software and support billings. In computing these non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax-related impact, and other acquisition-related costs), loss on debt extinguishment, amortization of debt discount and issuance costs and changes in the fair value of our preferred stock warrant liability. Billings is a performance measure which our management believes provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Non-GAAP gross profit, adjusted gross margin and non-GAAP operating expense are performance measures which our management believes provides useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Software and support revenue and software and support billings are performance measures that our management believes provide useful information to our management and investors as it allows us to better track the true growth of our software business without the amounts attributable to the pass-through hardware that we use to deliver our solutions. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross profit, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Reconciliation of Software and Support Revenue to Software and Support Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including but not limited to statements relating to our competitive differentiation, our plans and expectations relating to product sales and shifts in the mix of whether our solutions are sold as an appliance or as software-only, our plans and expectations regarding new products, services, product features and technology that are under development or in process, and capabilities of such new products, services, product features and technology, the impact recent acquisitions to our business, our plans to introduce product features in future releases, the integration of recently acquired intellectual property and technology, and anticipated future financial results, including but not limited to our guidance on estimated revenues, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP net loss per share for future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to develop, or unexpected difficulties or delays in developing, new products, services, product features or technology on a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new products, services, product features or technology; our ability to successfully integrate acquired companies, employees and intellectual property; delays in the transition to focus primarily on software-only transactions; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2018, filed with the SEC on March 15, 2018. Additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended April 30, 2018, which should be read in conjunction with these financial results. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and hyperconverged infrastructure solutions, making infrastructure invisible so that IT can focus on the applications and services that power their business. Companies around the world use Nutanix Enterprise Cloud OS software to bring one-click application management and mobility across public, private and distributed edge clouds so they can run any application at any scale with a dramatically lower total cost of ownership. The result is organizations that can rapidly deliver a high-performance IT environment on demand, giving application owners a true cloud-like experience. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2018 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo and all product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2017	April 30, 2018
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$138,359	$376,789
Short-term investments	210,694	546,675
Accounts receivable, net	178,876	194,323
Deferred commissions—current	23,843	30,274
Prepaid expenses and other current assets	28,362	36,615
Total current assets	580,134	1,184,676
Property and equipment, net	58,072	76,322
Deferred commissions—non-current	49,684	72,454
Intangible assets, net	26,001	47,790
Goodwill	16,672	88,324
Other assets—non-current	7,649	5,832
Total assets	$738,212	$1,475,398

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$73,725	$71,405
Accrued compensation and benefits	57,521	61,221
Accrued expenses and other current liabilities	9,707	11,645
Deferred revenue—current	170,123	243,770
Total current liabilities	311,076	388,041
Deferred revenue—non-current	198,933	296,119
Convertible senior notes, net	—	422,567
Other liabilities—non-current	11,140	14,090
Total liabilities	521,149	1,120,817
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	948,134	1,296,575
Accumulated other comprehensive loss	(106)	(1,237)
Accumulated deficit	(730,969)	(940,761)
Total stockholders’ equity	217,063	354,581
Total liabilities and stockholders’ equity	$738,212	$1,475,398

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2018	2017	2018
	(in thousands, except share and per share data)
Revenue:
Product	$160,076	$221,117	$471,825	$663,339
Support, entitlements and other services	45,594	68,296	121,620	188,370
Total revenue	205,670	289,413	593,445	851,709
Cost of revenue:
Product (1)(2)	62,593	66,680	173,206	235,059
Support, entitlements and other services (1)	20,613	28,935	56,608	77,706
Total cost of revenue	83,206	95,615	229,814	312,765
Gross profit	122,464	193,798	363,631	538,944
Operating expenses:
Sales and marketing (1)(2)	126,746	169,860	366,745	466,466
Research and development (1)	74,607	81,291	220,802	216,727
General and administrative (1)	15,610	24,929	60,463	56,929
Total operating expenses	216,963	276,080	648,010	740,122
Loss from operations	(94,499)	(82,282)	(284,379)	(201,178)
Other income (expense), net	303	(4,235)	(25,830)	(5,285)
Loss before provision for income taxes	(94,196)	(86,517)	(310,209)	(206,463)
Provision for (benefit from) income taxes	2,639	(843)	3,297	3,329
Net loss	$(96,835)	$(85,674)	$(313,506)	$(209,792)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.67)	$(0.51)	$(2.62)	$(1.30)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	144,054,432	166,845,544	119,851,586	161,709,365

(1) Includes the following stock-based compensation expense:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2018	2017	2018
	(in thousands)
Product cost of sales	$610	$634	$2,424	$1,888
Support cost of sales	2,471	1,951	8,210	6,156
Sales and marketing	15,726	18,051	65,145	47,759
Research and development	27,041	16,474	89,826	49,039
General and administrative	4,503	7,836	28,081	17,630
Total stock-based compensation expense	$50,351	$44,946	$193,686	$122,472

(2) Includes the following amortization of intangible assets:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2018	2017	2018
	(in thousands)
Product cost of sales	$358	$1,447	$956	$3,506
Sales and marketing	250	222	665	625
Total amortization of intangible assets	$608	$1,669	$1,621	$4,131

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended April 30,
	2017	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(313,506)	$(209,792)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,934	36,013
Stock-based compensation	193,686	122,472
Loss on debt extinguishment	3,320	—
Change in fair value of convertible preferred stock warrant liability	21,133	—
Change in fair value of contingent consideration	176	(3,371)
Amortization of debt discount and debt issuance cost	—	7,654
Other	601	(186)
Changes in operating assets and liabilities:
Accounts receivable, net	(58,841)	(15,307)
Deferred commissions	(14,688)	(29,201)
Prepaid expenses and other assets	(29,628)	(5,327)
Accounts payable	32,468	(6,407)
Accrued compensation and benefits	32,000	3,700
Accrued expenses and other liabilities	5,399	(1,147)
Deferred revenue	107,849	170,709
Net cash provided by operating activities	7,903	69,810
Cash flows from investing activities:
Purchases of property and equipment	(37,797)	(46,089)
Purchases of investments	(156,420)	(485,777)
Maturities of investments	59,542	147,868
Sales of investments	32,640	—
Payments for business combinations, net of cash acquired	(184)	(22,792)
Net cash used in investing activities	(102,219)	(406,790)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net	—	563,937
Proceeds from issuance of warrants	—	87,975
Payments for the cost of convertible note hedges	—	(143,175)
Proceeds from initial public offering, net of underwriting discounts and commissions	254,455	—
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	26,662	68,186
Repayment of senior notes	(75,000)	—
Debt extinguishment costs	(1,580)	—
Payments of offering costs	(1,609)	(85)
Payment of debt in conjunction with business combinations	(7,124)	(1,428)
Other	77	—
Net cash provided by financing activities	195,881	575,410
Net increase in cash and cash equivalents	101,565	238,430
Cash and cash equivalents—beginning of period	99,209	138,359
Cash and cash equivalents—end of period	$200,774	$376,789
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$3,559	$8,038
Cash paid for interest	$1,271	$—
Supplemental disclosures of non-cash investing and financing information:
Issuance of common stock for business combinations	$27,063	$63,780
Purchases of property and equipment included in accounts payable and accrued liabilities	$4,496	$9,285
Vesting of early exercised stock options	$1,293	$570
Convertible senior notes offering costs included in accounts payable and accrued liabilities	$—	$425
Offering costs included in accounts payable	$51	$—
Conversion of convertible preferred stock to common stock, net of issuance costs	$310,379	$—
Reclassification of convertible preferred stock warrant liability to additional paid-in capital	$30,812	$—

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2018	2017	2018
	(in thousands)
Total revenue	$205,670	$289,413	$593,445	$851,709
Change in deferred revenue, net of acquisitions (1)	28,477	61,765	107,849	170,709
Billings	$234,147	$351,178	$701,294	$1,022,418

(1)	Amount for the nine months ended April 30, 2017 excluded approximately $6.0 million of deferred revenue assumed in the PernixData acquisition. Amounts for the three and nine months ended April 30, 2018 excluded approximately $0.1 million of deferred revenue assumed in an acquisition.

Disaggregation of Revenue and Reconciliation of Software and Support Revenue to Software and Support Billings
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2018	2017	2018
	(in thousands)
Software revenue	$100,810	$158,500	$308,400	441,885
Hardware revenue	59,266	62,617	163,425	221,454
Product revenue	160,076	221,117	471,825	663,339
Support, entitlements and other services revenue	45,594	68,296	121,620	188,370
Total revenue	$205,670	$289,413	$593,445	$851,709

Total software and support revenue	$146,404	$226,796	$430,020	$630,255
Change in software and support deferred revenue, net of acquisitions (1)(2)	28,477	65,156	107,849	170,709
Software and support billings	$174,881	$291,952	$537,869	$800,964

(1)	Amount for the nine months ended April 30, 2017 excluded approximately $6.0 million of deferred revenue assumed in the PernixData acquisition. Amounts for the three and nine months ended April 30, 2018 excluded approximately $0.1 million of deferred revenue assumed in an acquisition.
(2)	Approximately $3.4 million of hardware was included in deferred revenue as of January 31, 2018.

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended April 30, 2018	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended April 30, 2018
	(in thousands, except share and per share data)
Gross profit	$193,798	$2,585	$1,447	$—	$—	$—	$—	$197,830
Gross margin	67.0%	0.9%	0.5%	—	—	—	—	68.4%
Operating expenses:
Sales and marketing	169,860	(18,051)	(222)	—	—	—	—	151,587
Research and development	81,291	(16,474)	—	—	—	—	—	64,817
General and administrative	24,929	(7,836)	—	(584)	(515)	—	—	15,994
Total operating expenses	276,080	(42,361)	(222)	(584)	(515)	—	—	232,398
Loss from operations	(82,282)	44,946	1,669	584	515	—	—	(34,568)
Net loss	$(85,674)	$44,946	$1,669	$584	$515	$6,916	$(3,581)	$(34,625)
Weighted-shares outstanding, basic and diluted	166,845,544							166,845,544
Net loss per share, basic and diluted	$(0.51)	$0.27	$0.01	$—	$—	$0.04	$(0.02)	$(0.21)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Acquisition-related costs
(5) Amortization of debt discount and issuance costs
(6) Partial release of valuation allowance from acquisitions and income tax effect, primarily related to stock-based compensation expense.

	GAAP	Non-GAAP Adjustments				Non-GAAP
	Three Months Ended April 30, 2017	(1)	(2)	(3)	(4)	Three Months Ended April 30, 2017
	(in thousands, except share and per share data)
Gross profit	$122,464	$3,081	$358	$—	$—	$125,903
Gross margin	59.5%	1.5%	0.2%	—	—	61.2%
Operating expenses:
Sales and marketing	126,746	(15,726)	(250)	—	—	110,770
Research and development	74,607	(27,041)	—	—	—	47,566
General and administrative	15,610	(4,503)	—	296	—	11,403
Total operating expenses	216,963	(47,270)	(250)	296	—	169,739
Loss from operations	(94,499)	50,351	608	(296)	—	(43,836)
Net loss	$(96,835)	$50,351	$608	$(296)	$513	$(45,659)
Weighted-shares outstanding, basic and diluted	144,054,432					144,054,432
Net loss per share, basic and diluted	$(0.67)	$0.35	$—	$—	$—	$(0.32)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Income tax effect, primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Nine Months Ended April 30, 2018	(1)	(2)	(3)	(4)	(5)	(6)	Nine Months Ended April 30, 2018
	(in thousands, except share and per share data)
Gross profit	$538,944	$8,044	$3,506	$—	$—	$—	$—	$550,494
Gross margin	63.3%	0.9%	0.4%	—	—	—	—	64.6%
Operating expenses:
Sales and marketing	466,466	(47,759)	(625)	—	—	—	—	418,082
Research and development	216,727	(49,039)	—	—	—	—	—	167,688
General and administrative	56,929	(17,630)	—	3,371	(1,043)	—	—	41,627
Total operating expenses	740,122	(114,428)	(625)	3,371	(1,043)	—	—	627,397
Loss from operations	(201,178)	122,472	4,131	(3,371)	1,043	—	—	(76,903)
Net loss	$(209,792)	$122,472	$4,131	$(3,371)	$1,043	$7,654	$(4,653)	$(82,516)
Weighted-shares outstanding, basic and diluted	161,709,365							161,709,365
Net loss per share, basic and diluted	$(1.30)	$0.76	$0.02	$(0.02)	$0.01	$0.05	$(0.03)	$(0.51)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Change in fair value of contingent consideration assumed in the PernixData acquisition
(4) Acquisition-related costs
(5) Amortization of debt discount and issuance costs
(6) Partial release of valuation allowance from acquisitions and income tax effect, primarily related to stock-based compensation expense.

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2017	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2017
	(in thousands, except share and per share data)
Gross profit	$363,631	$10,634	$956	$—	$—	$—	$—	$—	$375,221
Gross margin	61.3%	1.8%	0.1%	—	—	—	—	—	63.2%
Operating expenses:
Sales and marketing	366,745	(65,145)	(665)	—	—	—	—	—	300,935
Research and development	220,802	(89,826)	—	—	—	—	—	—	130,976
General and administrative	60,463	(28,081)	—	(672)	(176)	—	—	—	31,534
Total operating expenses	648,010	(183,052)	(665)	(672)	(176)	—	—	—	463,445
Loss from operations	(284,379)	193,686	1,621	672	176	—	—	—	(88,224)
Net loss	$(313,506)	$193,686	$1,621	$672	$176	$21,133	$3,320	$(1,768)	$(94,666)
Weighted-shares outstanding, basic and diluted	119,851,586								119,851,586
Pro forma adjustment	18,171,312								18,171,312
Pro forma weighted-shares outstanding, basic and diluted	138,022,898								138,022,898
Net loss per share, basic and diluted	$(2.62)								$(0.79)
Pro forma net loss per share, basic and diluted(8)	$(2.27)	$1.40	$0.01	$0.01	$—	$0.15	$0.02	$(0.01)	$(0.69)

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Acquisition-related costs
(4) Change in fair value of contingent consideration assumed in the PernixData acquisition
(5) Change in fair value of preferred stock warrant liability
(6) Loss on debt extinguishment
(7) Partial release of valuation allowance from the PernixData acquisition and the tax effect of stock-based compensation expense

(8) Pro forma non-GAAP basic and diluted net loss per share was computed to give effect to the conversion of all outstanding convertible preferred stock upon closing of our initial public offering on October 5, 2016, as if the conversion had occurred at the beginning of the period.

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2017	2018	2017	2018
	(in thousands)
Net cash (used in) provided by operating activities	$(16,009)	$13,308	$7,903	$69,810
Purchases of property and equipment	(13,181)	(14,096)	(37,797)	(46,089)
Free cash flow	$(29,190)	$(788)	$(29,894)	$23,721

CONTACT:
Nutanix, Inc.
Investor Contact:
Tonya Chin, 408-560-2675
tonya@nutanix.com
or
Media Contact:
Kate Reed, 973-534-9292
kreed@nutanix.com